EXHIBIT 4.6

                             OFFICERS' CERTIFICATE
                   PURSUANT TO SECTION 301 OF THE INDENTURE

     We, the undersigned Michael A. Glauber and Sheri L. Bradshaw, Senior Vice President - Finance and Administration and Treasurer, respectively, of Leggett & Platt, Incorporated (the "Company"), in accordance with Section 301 of the Indenture, dated as of November 24, 1999 (the "Indenture"), of the Company to The Chase Manhattan Bank, as trustee (the "Trustee"), and pursuant to the Resolution adopted by the Executive Committee of the Company's Board of Directors (capitalized terms used herein and not defined herein have the meaning specified in the Indenture) as of November 3, 1999, do hereby establish a series of debt securities with the following terms and characteristics (the numbered clauses set forth below corresponding to the numbered subsections of Section 301 of the Indenture):

          (1) the title of the Securities of the series shall be 7.65% Notes due February 15, 2005 (the "Notes");

          (2) the Notes may be issued in an aggregate principal amount not exceeding $350,000,000, except as provided in Section 301(2) of the Indenture;

          (3) the Person to whom any interest on the Notes shall be payable shall be the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest, provided, however, interest payable at Maturity shall be paid to the Person to whom principal shall be paid;

          (4) the date on which the principal on the Notes is payable shall be February 15, 2005;

          (5) the rate at which the Notes shall bear interest shall be 7.650% per annum, the date from which such interest shall accrue shall be February 14, 2000, and the basis on which interest shall be calculated shall be that of a 360-day year of twelve 30-day months; the Interest Payment Dates on which such interest shall be payable shall be every February 15 and August 15, beginning on August 15, 2000 and ending on February 15, 2005, and the Regular Record Date for the interest payable on any Interest Payment Date (other than at Maturity) shall be February 1 for a February 15 Interest Payment Date and August 1 for an August 15 Interest Payment Date;

          (6) the corporate trust office of The Chase Manhattan Bank in New York, New York shall be the place where the principal of and interest on the Notes shall be payable, the Notes may be surrendered for registration of transfer or exchange and notices and demands to or upon the Company with respect to the Notes and this Indenture may be served;

          (7) Section 301(7) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

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EXHIBIT 4.6

          (8) Section 301(8) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (9) the Notes shall be issued in denominations of $1,000 and integral multiples of $1,000;

          (10) the Notes will be denominated in, and payments of principal and interest in respect thereof, will be made in U.S. dollars;

          (11) Section 301(11) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (12) Section 301(12) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (13) Sections 403 and 1005 of the Indenture shall be applicable to the Notes;

          (14) Section 301(14) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (15) Section 301(15) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (16) the Notes shall be issued in the form of one or more Global Securities, and the Depositary with respect to such Global Security or Securities shall be The Depository Trust Company and the circumstances under which any such Global Security may be exchanged for Notes registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, shall be as set forth in Section 305 of the Indenture;

          (17) Section 301(17) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (18) Section 301(18) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted;

          (19) Section 301(19) of the Indenture is inapplicable to the Notes and reference thereto is intentionally omitted; and

          (20) the Notes shall be substantially in the form of Note attached hereto, and which form is hereby authorized and approved and shall have such further terms as set forth in such form.

EXHIBIT 4.6

     IN WITNESS WHEREOF, we have hereunto signed our names this ____ day of February, 2000.

                                        ___________________________________
                                                 Michael A. Glauber
                                        Senior Vice President - Finance and
                                                   Administration


                                        ___________________________________
                                                 Sheri L. Bradshaw
                                                     Treasurer